UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2010
IOWA RENEWABLE ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-52428	20-3386000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 East 7th Street, P.O. Box 2, Washington, IA	52353

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (319) 653-2890
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 18, 2010, the Registrant’s Board of Directors elected Larry W. Rippey as a Director. Mr. Rippey was elected by the Board of Directors pursuant to Section 5.3(b) of the Registrant’s Second Amended and Restated Operating Agreement (the “Operating Agreement”) which provides that “[w]henever a vacancy or vacancies occurs on the Board of Directors resulting in the total number of Directors dropping below the minimum required in Section 5.2 hereof, a majority of the remaining Directors shall appoint a new Director or Directors to fill the vacancy or vacancies for the remainder of such term, subject to approval of such appointment or appointments by the affirmative vote of a Majority of the Membership Voting Interest represented at the next Annual Meeting of the Members.” Three vacancies resulted from the Registrant’s 2010 Annual Meeting of the Members, because the Members voted at such meeting to remove Warren Bush, Bill Horan and Denny Mauser from the Board of Directors. This left the Board of Directors with only six Directors, and the minimum number set in the Registrant’s Operating Agreement is seven Directors. Therefore, Mr. Rippey’s election will be presented for approval by the Members at the Registrant’s 2011 Annul Meeting of the Members. Mr. Rippey will be a party to the Registrant’s compensation plan as amended on October 22, 2009, which provides compensation only to committee members, the President and Chairman. It is anticipated that Mr. Rippey will be appointed to the audit committee, in which case, he would receive $250 per month for such service.
Mr. Rippey, age 55, is a Certified Public Accountant with 31 years of public accounting experience. Sine 1986, Mr. Rippey has served as a partner of Graf & Company, a certified public accounting and financial services firm in Fairfield, Iowa, serving over 2,000 clients in Iowa and Missouri. He is currently the principal owner of Graf & Company and employees two Certified Public Accountants, a registered securities advisor, and five bookkeepers and clerical support staff. He has a degree in accounting and is licensed to practice in Iowa, Missouri, and Texas. He is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants. Mr. Rippey’s public accounting experience includes income tax preparation, business and financial consulting, accounting and auditing for individuals and businesses, including retail, wholesale, manufacturing, service, nonprofit organizations, construction, petroleum jobbers, insurance, real estate, and agricultural related industries. In addition, Mr. Rippey owns and manages 500 acres of farm land near Fairfield, Iowa and is a principal in Graf & Company Building Partnership, LWR PC, and Highland Plaza, LLC. He has previously served as a director and officer on several different board for private companies.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWA RENEWABLE ENERGY, LLC
May 20, 2010	/s/ Michael, Bohannan
Date	Michael Bohannan, Chairman